UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)

                                December 17, 2004

                            Bovie Medical Corporation
                  (Exact name of registrant as specified in its
                                    charter)

          Delaware                     0-12183              11-2644611
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)


        734 Walt Whitman Road, Melville, New York              11747
       (Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code
                                 (631) 421-5452

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act
    (17 CFR 240.l4a-12)

[ ] Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

[ ] Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

Section 1.01.     Registrant's Business and Operations.

         On December 17, 2004, Bovie Medical Corporation ("Bovie") entered into a Distribution and Service Center Agreement with Symbol Medical Limited ("Symbol") a non-affiliated Hong Kong corporation located in Hong Kong, China. Symbol is a subsidiary of Modern Medical Equipment MFG. Ltd. ("Modern"), a Hong Kong manufacturer for certain medical products. Modern is a sub-contract manufacturer for certain medical products for Bovie.

         The Agreement provides, among other things, that Symbol will set up a Hong Kong distribution company bearing Bovie's name ("Bovie-HK") to be managed by Symbol, and Bovie shall assemble electro-surgical RF generators and sell them to Bovie-HK which will function as a distribution and service and be responsible for re-distribution and marketing for the Bovie generators (the "Bovie Products") in the Far East, Australia and New Zealand. Bovie may continue its relationships with its present Far East distributors for the terms of their existing agreements. Bovie-HK, subject to consent of Bovie, may sign up new sub-distributors for the Bovie Products. The agreement also provides procedures and guidelines for pricing, packaging and advertising of the Bovie Products.

         The intended arrangement between Bovie and Symbol is that the relationship evolves into a joint venture relationship transforming Bovie-HK from total ownership by Symbol to a possible co-ownership by both parties. The agreement is the first step towards this goal.

         The agreement is such that it does not provide for a specific term nor does it specify termination provisions. The parties have undertaken to establish the distributorship and service center relationship with a view to becoming joint venture partners in this endeavor in the future. It is the understanding of Bovie that if for any reason the relationship provided by the agreement is not beneficial to either party, it may be terminated at any time, at will, by either party.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 29, 2004

                                           BOVIE MEDICAL CORPORATION




                                            By: /s/ ANDREW MAKRIDES
                                               --------------------------------
                                                     ANDREW MAKRIDES
                                                     President